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                                                                    EXHIBIT 10.2


                                AMENDMENT (NO.1)
                         TO THE ASSET PURCHASE AGREEMENT


         Amendment (No. 1), dated as of March 13, 1998, to the ASSET PURCHASE AGREEMENT, dated as of February 27, 1998 (the "AGREEMENT"), by and among (i) Kellstrom Industries, Inc., a Delaware corporation ("KELLSTROM"), (ii) Integrated Technology Holdings Corp., a Delaware corporation and a wholly-owned subsidiary of Kellstrom ("KELLSTROM SUBSIDIARY"), (iii) Integrated Technology Corp., a New Jersey corporation (the "COMPANY"), and (iv) Gideon Vaisman, an individual residing at 22 Woodland Drive, Tenafly, New Jersey 07670 (the "PRINCIPAL").

         WHEREAS, Kellstrom, Kellstrom Subsidiary, the Company and the Principal have determined that it is in the best interest of the parties, and in furtherance of their purposes, to amend the Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter contained, the parties hereto agree as follows:

                  1. Kellstrom and Kellstrom Subsidiary hereby waive the requirement of the Company and the Principal to deliver the Interim Financial Statements (as defined in the Agreement). Accordingly, the Agreement is amended as follows:

                  (a) The defined term "Interim Balance Sheet" shall be deleted in its entirety and a new term "Balance Sheet" shall be added and shall have the meaning set forth in Section 3.07 of the Agreement.

                  (b) The third sentence of Section 3.06 shall be deleted in its entirety; and the term "Financial Statements" set forth in Section 3.06 shall mean the December 31 Financial Statements (as defined in Section 3.06).

                  (c) The first and second sentences of Section 3.07 shall be amended by deleting them in their entirety and replacing them with the following:

                           "Except as set forth in the Financial Statements or
                  on SCHEDULE 3.07 hereto, the Liabilities on the balance sheet included in the Financial Statements (the "Balance Sheet") consist solely of accrued obligations and Liabilities incurred by the Company in the ordinary course of business to Persons which are not Affiliates of the Company. There are no Liabilities of the Company of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, determined or determinable or otherwise, including without limitation documentary or standby letters of credit, bid or performance bonds, or customer or third party guarantees, and no existing condition, situation or set of circumstances that could reasonably result in










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                  such a Liability, other than (i) Liabilities disclosed on
                  SCHEDULE 3.07, or in the Financial Statements and (ii) Liabilities which have arisen after December 31, 1997 (the "Balance Sheet Date") in the ordinary course of business and consistent with past practice (none of which is a Liability for breach of contract, breach of warranty, tort, infringement claim or lawsuit) which, whether individually or in the aggregate, could or could reasonably be expected to have a Material Adverse Effect."

                  (d) The term "Interim Balance Sheet" set forth in Section 3.16 and in the first sentence of Section 3.27 shall be replaced with the term "Balance Sheet". The term "Interim Financial Statements" set forth in the third sentence of Section 3.27 shall be replaced with the term "Financial Statements." The first sentence of the second paragraph of Section 3.27 shall be amended by adding the following words after the term "Closing Date" the first time such term appears: "or one hundred eighty (180) days after each installment of the account is due, with respect to the receivable due from Air Jamaica described on
Schedule 3.09."

                  2. Section 10.02 of the Agreement is hereby amended by deleting it and restating it in its entirety as follows:

         "SECTION 10.02. INDEMNIFICATION PROVISIONS FOR BENEFIT OF KELLSTROM AND KELLSTROM SUBSIDIARY. In the event the Company or the Principal breaches (or in the event any third party alleges facts that, if true, would mean the Company, or the Principal has breached) any of their representations, warranties, agreements and covenants contained herein, then the Company and the Principal, jointly and severally, agree to indemnify Kellstrom and Kellstrom Subsidiary from and against all damages, costs, liabilities, losses and expenses, including reasonable attorneys' fees and expenses, which Kellstrom or Kellstrom Subsidiary may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of or caused by the breach (or the alleged breach). In addition, the Company and the Principal, jointly and severally, shall indemnify Kellstrom and Kellstrom Subsidiary from and against all damages, costs, liabilities, losses and expenses, including reasonable attorneys' fees and expenses, which Kellstrom or Kellstrom Subsidiary may suffer at any time resulting from, arising out of, relating to, in the nature of or caused by the items described on SCHEDULE 3.19 and such items shall not be included in the term "Assumed Liabilities"; provided that with respect to Item 6 of SCHEDULE 3.19, the Company and the Principal shall not be required to so indemnify Kellstrom and Kellstrom Subsidiary solely as a result of the failure by the Company to deliver to Kellstrom Subsidiary valid title to the aircraft which are the subject of the dispute referred to in such Item 6. Notwithstanding anything contained herein to the contrary, (i) Kellstrom and Kellstrom Subsidiary shall not seek indemnification from the Company or the Principal relating to a products liability claim to the extent (and only to the extent) that Kellstrom and Kellstrom Subsidiary are entitled to










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coverage (following any deductible) under a product liability insurance policy, if any, maintained by either of them, it being understood and agreed that neither Kellstrom nor Kellstrom Subsidiary shall be under any obligation whatsoever to maintain any such product liability insurance policy, (ii) Kellstrom and Kellstrom Subsidiary shall not have the right to be indemnified against damages, costs, liabilities and expenses that result from, arise out of, relate to, or are in the nature of or caused by an action or inaction of Kellstrom or Kellstrom Subsidiary that occurs or continues after the Closing Date, even if Kellstrom and Kellstrom Subsidiary are entitled hereunder to be indemnified for damages, costs, liabilities and expenses arising out of similar or equivalent action or inaction of the Company or the Principal with respect to a time prior to the Closing date, (iii) the Company and the Principal hereby covenant to diligently pursue the litigation described in Items 1 through 4 on
SCHEDULE 3.19 and shall pay over, assign and convey to Kellstrom and Kellstrom Subsidiary all amounts recovered relating to such litigation, less reasonable legal fees and expenses actually incurred following the Closing Date relating to such litigation (it being understood that neither Kellstrom nor Kellstrom Subsidiary assume or shall assume and shall not be deemed to have assumed under this Agreement or the transactions contemplated hereunder any liabilities, contingent or otherwise, or obligations arising out of or in connection with such litigation) and (iv) the Company and the Principal shall diligently pursue the matter described in Item 6 of SCHEDULE 3.19 to ensure that valid title to the aircraft described in Item 6 of SCHEDULE 3.19 is delivered to Kellstrom Subsidiary."

                  3. The Company and the Principal hereby covenant and agree to deliver to Kellstrom, within three months of the Closing Date, a pro forma Form 1020S for the Company for the period from January 1, 1998 through the Closing Date and the related Form K-1 of the Principal to verify that the Interim Period Tax Distribution shall not exceed the actual tax liability of the Principal (the "Actual Tax Liability") attributable to the income of the Company for the period from January 1, 1998 through the Closing Date. Following such delivery, either
(x) the Principal shall promptly return to Kellstrom Subsidiary an amount equal to the excess of the Interim Period Tax Distribution over the Actual Tax Liability or (y) Kellstrom or Kellstrom Subsidiary shall promptly pay Principal an amount equal to the excess of the Actual Tax Liability over the Interim Period Tax Distribution. In the event that the actual Form 1020S filed by the Company and the related K-1 differ from the pro forma Form 1020S and K-1 delivered hereunder, appropriate adjustment shall be made between the parties so that the Interim Period Tax Distribution equals the Actual Tax Liability.

                  4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  5. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.


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                  IN WITNESS WHEREOF, the undersigned have duly executed this
Amendment as of the date set forth above.

                                                  KELLSTROM INDUSTRIES,INC.


                                                  By: /s/ Zivi R. Nedivi
                                                     ---------------------------
                                                      Zivi R. Nedivi
                                                      President and
                                                      Chief Executive Officer



                                                  INTEGRATED TECHNOLOGY
                                                  HOLDINGS CORP.


                                                  By: /s/ Zivi R. Nedivi
                                                     ---------------------------
                                                       Zivi R. Nedivi
                                                       President



                                                  INTEGRATED TECHNOLOGY CORP.


                                                  By:  /s/ Gideon Vaisman
                                                     ---------------------------
                                                  Title: President
                                                        ------------------------


                                                    /s/ Gideon Vaisman
                                                  ------------------------------
                                                  GIDEON VAISMAN






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